 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2005, United Bancshares, Inc. issued an press release announcing its financial results for year ended December 31, 2004.  A copy of the February 8, 2005 press release is attached as Exhibit 99.1 and incorporated herein by reference.  A copy of the Unaudited Consolidated Balance Sheets and Unaudited Consolidated Statements of Income are attached as Exhibit 99.2

The information in this Item 2.02, including Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 8.01. Other Events.

On February 8, 2005, United Bancshares, Inc. issued a press release announcing that the Board of Directors declared a dividend of $0.12 per share to shareholders of record on February 28, 2005, payable on March 15, 2005. A copy of the February 8, 2005 press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 8, 2005
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: February 8, 2005	By: /s/ Brian D. Young_
Brian D. Young CFO

Exhibit 99.1

On February 8, 2005, United Bancshares, Inc. issued the following press release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $559 million, today announced 2004 operating results and that the Board of Directors declared a dividend of $0.12 per share.

The declared dividend is an increase of 9% over last quarters $0.11 per share dividend and will be paid on March 15, 2005 to shareholders of record as of February 28, 2005.

For the year ended December 31, 2004, United Bancshares, Inc. reported net income of $3,088,000 or $0.84 basic earnings per share. This compares to 2003 net income of $3,691,000, or $1.01 basic earnings per share. Compared with the same period in 2003, 2004 net income decreased $603,000 or 16%.  The decrease was the result of a $2.0 million dollar increase in non-interest expenses and a $1 million decrease in non-interest income, offset by a $ 2.0 million dollar increase in net interest income.  The increase in non-interest expense was the result of costs associated with the retirement of the Company’s Chief Executive Officer ($653,000), stock option charges ($597,000), and general increases in costs associated with Company’s operations.  The decrease in non-interest income was the result of a $1.6 million reduction in gain on sale of loans, offset by increases to securities gains ($306,000), service charges ($170,000) and other operating income ($96,000).  The increase in net interest income was the result of the Company’s improved net interest margin and increased earning assets.

The Company’s return on average assets was 0.59% for 2004, compared to 0.77% for 2003 and return on average equity was 7.14% for 2004 compared to 8.79% for the same period of 2003.  Excluding the Company’s costs associated with the stock option charges and severance costs related to its former Chief Executive Officer, the Company’s 2004 return on average assets and return on average equity would have been 0.74% and 9.05%, respectively.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2003 Form 10-K.

Exhibit 99.2

United Bancshares, Inc. 2004 unaudited financial information:

UNITED BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(unaudited)

ASSETS	2004	2003
CASH AND CASH EQUIVALENTS
Cash and due from banks	$9,187,378	$10,532,844
Interest-bearing deposits in other banks	867,571	31,277
Federal funds sold	4,517,000	531,000
Total cash and cash equivalents	14,571,949	11,095,121
SECURITIES, available-for-sale	213,617,118	170,504,529
FEDERAL HOME LOAN BANK STOCK, at cost	4,224,400	4,054,700
LOANS HELD FOR SALE	801,066	2,760,312
LOANS	305,789,653	289,460,412
Less allowance for loan losses	2,757,491	2,767,521
Net loans	303,032,162	286,692,891
PREMISES AND EQUIPMENT, net	6,720,388	7,222,175
GOODWILL	7,282,013	7,282,013
OTHER TANGIBLE ASSETS, net	1,423,384	1,754,764
OTHER ASSETS, including accrued interest receivable	7,650,723	7,328,622
TOTAL ASSETS	$559,323,203 ==========	$498,695,127 ==========
LIABILITIES AND SHAREHOLDERS EQUITY
LIABILITIES
Deposits:
Non-interest bearing	$ 37,476,832	$ 32,144,405
Interest-bearing	332,290,064	356,155,722
Total deposits	369,766,896	388,300,127
Federal Home Loan Bank borrowings	67,958,033	54,466,143
Securities sold under agreements to repurchase	64,000,000	0
Junior subordinated deferrable interest debentures	10,300,000	10,300,000
Other liabilities	3,069,087	2,938,444
Total liabilities	515,094,016	455,984,714
SHAREHOLDERS’ EQUITY
Common stock, stated value $1. Authorized 4,750,000 shares; issued 3,760,557 shares in 2004 and 3,740,468 in 2003	3,760,557	3,740,468
Surplus	14,598,030	14,459,593
Retained earnings	26,166,782	24,697,441
Accumulated other comprehensive income	713,857	1,055,610
Treasury stock, 71,576 shares in 2004 and 88,064 shares in 2003, at cost	(1,010,039)	(1,242,699)
Total shareholders’ equity	44,229,187	42,710,413
TOTAL LIABILITY AND SHAREHOLDERS’ EQUITY	$559,323,203 ==========	$498,695,127 ==========

UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2004, 2003 and 2002

(unaudited)

	2004	2003	2002
INTEREST INCOME
Loans, including fees	$18,995,472	$18,416,881	$17,513,362
Securities:
Taxable	5,777,900	4,470,411	5,827,316
Tax-exempt	2,181,370	1,794,905	1,159,933
Other	30,740	82,973	178,102
Total interest income	26,985,482	24,765,170	24,678,713
INTEREST EXPENSE
Deposits	6,137,770	7,210,734	9,052,380
Borrowings	4,196,253	2,856,069	2,642,213
Total interest expense	10,334,023	10,066,803	11,694,593
Net interest income	16,651,459	14,698,367	12,984,120
PROVISION FOR LOAN LOSSES	577,072	450,000	722,000
Net interest income after provision for loan losses	16,074,387	14,248,367	12,262,120
NON-INTEREST INCOME	3,022,485	4,083,130	3,098,581
NON-INTEREST EXPENSES
Salaries, wages and employee benefits	7,767,266	6,793,531	5,759,729
Occupancy expenses	1,459,894	1,362,104	1,116,072
Other operating expenses	6,305,489	5,136,538	4,204,936
Total non-interest expenses	15,532,649	13,560,058	11,080,737
Income before incomes taxes and change in accounting principle	3,564,223	4,771,439	4,279,964
PROVISION FOR INCOME TAXES
Current	474,654	940,947	1,784,061
Deferred	1,346	139,053	(63,061)
Total provision for income taxes	476,000	1,080,000	1,721,000
Income before change in accounting principle	3,088,223	3,691,439	2,558,964
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	-	-	3,807,073
NET INCOME	$3,088,223 ========	$3,691,439 ========	$6,366,037 ========
NET INCOME PER SHARE
Basic:
Income before change in accounting principle	$ 0.84	$ 1.01	$ 0.71
Change in accounting principle	-	-	1.06
Total	$ 0.84 ========	$ 1.01 =======	$ 1.77 =======
Diluted:
Income before change in accounting principle	$ 0.83	$ 1.00	$ 0.70
Change in accounting principle	-	-	1.06
Total	$ 0.83 ========	$ 1.00 =======	$ 1.74 =======